Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of July 21, 2006 by and among RCP Debt, LLC, a Delaware limited liability company, RCMF Debt, LLC, a Delaware limited liability company (each, a “Holder” and, together, the “Holders”), and Dynegy Holdings Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Holders hold, as of the date hereof, $419,282,194 aggregate principal amount of the subordinated debt of Sithe/Independence Power Partners, L.P., a Delaware limited partnership (“Sithe”), issued pursuant to that certain Amended and Restated Base Gas Sales Agreement, dated as of October 26, 1992, originally by and between Sithe and Enron Power Services, Inc., a Delaware corporation, as amended (the “Base Gas Sales Agreement”) (such subordinated debt, together with all claims for accrued and unpaid interest thereon and all other rights and all obligations of the Holders under the Base Gas Sales Agreement, the “Outstanding Debt”);

WHEREAS, the Holders desire to exchange the Outstanding Debt for $296,834,000 aggregate principal amount of the Company’s 8.375% Senior Unsecured Notes due 2016 (the “Notes”) on the terms and conditions set forth in this Agreement;

WHEREAS, the Notes will be issued on a private placement basis pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Second Supplemental Indenture, dated as of April 12, 2006 (the “Second Supplemental Indenture”), to the Indenture, originally dated as of September 26, 1996 and as amended and restated on March 23, 1998 and again on March 14, 2001 and as supplemented by the First Supplemental Indenture dated as of July 25, 2003 (as amended and restated and supplemented, the “Indenture”), between the Company and Wilmington Trust Company, as successor to JPMorgan Chase Bank, N.A., successor to Bank One Trust Company, National Association, as trustee (the “Trustee”), and will accrue interest from April 12, 2006;

WHEREAS, the Company desires to issue to the Holders the Notes in exchange for the Outstanding Debt; and

WHEREAS, pursuant to the Registration Rights Agreement (as defined below), the Company will agree, subject to certain conditions, to issue, in an exchange offer registered under the Securities Act, a separate series of its 8.375% Senior Unsecured Notes due 2016 (the “Exchange Notes”) in exchange for the Notes and having substantially the same terms as the Notes;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

Exchange

Section 1.1 The Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Company shall issue and exchange the Notes for the Outstanding Debt.

Section 1.2 Closing. The closing is anticipated to take place on the date hereof at the offices of Akin, Gump, Strauss, Hauer & Feld LLP, 1111 Louisiana, 44th Floor, Houston, TX 77002, or on such other date and/or at such other place as the parties may agree in writing (the “Closing”). At the Closing, the Holders shall deliver or cause to be delivered to the Company all of the Holders’ right, title and interest in and to the Outstanding Debt and all documentation related thereto, and whatever documents of assignment, conveyance and transfer may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Outstanding Debt, and the Company shall issue the Notes to the Holders in the manner specified in Section 1.3(c) below in the form of one or more permanent global securities in exchange for the Outstanding Debt.

Section 1.3 Conditions to Closing. This Agreement shall become effective upon the satisfaction of the following conditions:

(a) the Holders and the Company shall have executed and delivered to each other this Agreement;

(b) the Holders and the Company shall have executed and delivered to each other a registration rights agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”);

(c) the Company shall have executed and delivered the Notes in the form of a single Rule 144A Global Security (as defined in the Indenture); the Trustee shall have authenticated the Notes, registered the Notes in the name of Cede & Co., as nominee for the Depository Trust Company (“DTC”), and delivered the Notes to itself as custodian for DTC; and the Company shall have instructed the Trustee to instruct DTC to credit initially the beneficial interests in the Notes on the books of DTC to the account of Morgan Stanley & Co., Inc., a member of, and participant in, DTC, on behalf of the Holders;

(d) the Holders and the Company shall have executed and delivered to each other an assignment and assumption agreement substantially in the form of Exhibit B hereto;

(e) the Company shall have delivered to each Holder a certificate of the Company, dated the Closing Date and executed by the secretary or an assistant secretary of the Company, certifying in such capacity and on behalf of the Company (i) that attached are true and correct copies of the certificate of incorporation and bylaws of the Company; (ii) as to the incumbency and signature of the officer(s) of the Company who executed each of this Agreement, the Notes and the Registration Rights Agreement; and (iii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect as of the Closing, authorizing (x) the execution and delivery of each of this Agreement, the Notes and the Registration Rights Agreement and (y) the performance of the obligations of the Company thereunder;

(f) the Holders and the Company shall each have received a copy of a duly executed consent and release of Sithe substantially in the form of Exhibit C hereto; and

(g) the Holders shall have received an opinion, dated as of the Closing, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, in a form reasonably satisfactory to the Holders, that: (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii)(a) the Company has the corporate power to execute and deliver this Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Exchange Notes (collectively, the “Transaction Documents”) and perform its obligations under the Transaction Documents; (b) the execution and delivery of each Transaction Document by the Company, and the performance by the Company of its obligations under the Transaction Documents, have been duly authorized by all necessary corporate action on the part of the Company; and (c) each Transaction Document (other than the Exchange Notes) has been duly executed and delivered by the Company; (iii) the Notes, when duly authenticated in accordance with the terms of the Indenture and duly exchanged for the Outstanding Debt and delivered to the Holders in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms; (iv) the Exchange Notes, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms; (v) the Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (vi) the Registration Rights Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (vii) the execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations thereunder will not, result in any violation of any order, writ, judgment or decree known to such counsel; (viii) the execution and delivery of each Transaction Document by the Company does not, and the performance by the Company of its obligations thereunder will not, (a) violate the certificate of incorporation or by-laws of the Company, (b) breach or result in a default of any currently existing agreement or instrument listed as an exhibit to the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the Securities and Exchange Commission (the “SEC”) or to any of the reports subsequently filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (c) violate any law, rule or regulation; and (ix) assuming without independent investigation, (a) that the Notes are exchanged with the Holders in accordance with the terms of, and in the manner contemplated by, this Agreement, (b) the accuracy of the representations and warranties of the Company set forth in this Agreement and in those certain certificates delivered at the Closing, (c) the accuracy of the representations and warranties of the Holders set forth in this Agreement, (d) the due performance and compliance by the Company and the Holders of their respective covenants and agreements set forth in this Agreement and (e) the Holders’ compliance with the transfer procedures and restrictions described in this Agreement and the Indenture, it is not necessary to register the Notes under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, in connection with the issuance and exchange of the Notes by the Company for the Outstanding Debt, it being expressly understood that such counsel expresses no opinion in this clause (ix) as to any subsequent offer or resale of any of the Notes.

ARTICLE II.

Representations and Warranties of the Holders

Each Holder hereby represents and warrants as of the date hereof to, and agrees with, the Company as follows (and such representations and warranties and agreements shall survive the Closing):

Section 2.1 Existence and Power.

(a) Each Holder is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has the entity power, authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) The execution and delivery by the Holders of this Agreement and the Registration Rights Agreement and the consummation by the Holders of the transactions contemplated hereby and thereby do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral or express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of either Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of either Holder.

Section 2.2 Valid and Enforceable Agreement; Authorization. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Holders and constitutes a legal, valid and binding obligation of each Holder, enforceable against such Holder in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity.

Section 2.3 Title to Outstanding Debt; Disputes. The Holders are the sole legal owners of, and upon the consummation of the transactions at the Closing, the Company will have good and valid title to, the Outstanding Debt, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or similar adverse claim thereto. The Holders have not, in whole or in part, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Outstanding Debt which has not been revoked or which is otherwise outstanding and effective as of the Closing. No action is pending or, to the Holders’ knowledge, threatened, which would contest the Holders’ ownership of, or right to transfer, the Outstanding Debt.

Section 2.4 Investment Decision. Each Holder is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) or 501(a)(8) (all of the equity owners of which are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7)) under Regulation D promulgated under the Securities Act, and was not organized for the purpose of acquiring the Notes. Each Holder (or its authorized representative) is familiar with the Company’s objectives and business plan, has reviewed the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed on March 29, 2006, Quarterly Report on Form 10-Q filed on May 12, 2006 and Registration Statement on Form S-4 (SEC File No. 333-135203) filed on June 21, 2006 (including the related prospectus forming a part thereof) (such reports and registration statement, including the information (if any) incorporated by reference therein, together with the Company’s Current Reports on From 8-K filed with the SEC during the period from January 1, 2006 through the Closing, being referred to, collectively, as the “SEC Documents”), and has had such opportunity to ask questions of and to obtain from representatives of the Company such information as is necessary to permit the Holders to evaluate the merits and risks of their investment in the Notes and have independently, without reliance upon any representations of the Company and based on such information as the Holders deemed appropriate, made their own analysis and decision to enter into this Agreement and acquire the Notes. The Holders have had the opportunity to consult with their accounting, tax, financial and legal advisors to evaluate the risks involved in the exchange of the Outstanding Debt for the Notes pursuant hereto and to make an informed investment decision with respect to such exchange. The Holders acknowledge that the Company is relying on the truth and accuracy of the representations and warranties and agreements of the Holders herein in the offering of the Notes to the Holders without having first registered the Notes under the Securities Act.

Section 2.5 Resales of the Notes. The Holders agree that they will not offer or sell the Notes until such time as there is an effective registration statement registering the offer and sale of the Notes under the Securities Act, except to a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or Rule 903 under the Securities Act. Accordingly, neither the Holders nor their respective affiliates, nor any persons acting on their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and the Holders, their respective affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act. Each Holder agrees that it and each of its affiliates will not offer or sell the Notes by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Holders agree, with respect to resales made in reliance on Rule 144A under the Securities Act of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A. Each Holder agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution (such term having the meaning ascribed to it for purposes of Section 2(a)(11) of the Securities Act and Rule 144A(b) under the Securities Act) of the Notes except for any such arrangements with the other Holder or affiliates of the other Holder or with the prior written consent of the Company. Certain terms used in this Section 2.5 have the meanings given to them under the Securities Act and the rules and regulations promulgated thereunder.

Section 2.6 Restricted Securities. The Holders understand and agree that the Notes (i) have not been registered under the Securities Act and (ii) are “restricted securities” under applicable federal and state securities laws and that, pursuant to these laws, the Holders must hold the Notes indefinitely, and may not offer or sell or otherwise transfer any Notes, unless they are registered with the SEC and, if applicable, registered with or qualified by state authorities, or an exemption from such registration and qualification requirements is available with respect to a transfer or other disposition of the Notes. The Holders acknowledge that: (i) the Company’s only obligation to register or qualify the Notes is as set forth in the Registration Rights Agreement; and (ii) if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale and on requirements relating to the Company which are outside the Holders’ control to satisfy.

Section 2.7 No Public Market. The Holders understand that no public market now exists for the Notes, and that the Company has made no assurance that a public market will ever exist for the Notes.

Section 2.8 Legends. The Holders understand that the Notes and the Exchange Notes will bear one or more of the legends required by the Indenture and are subject to the restrictions on transfer specified in such legends and as set forth in the Indenture, and that the removal of such legends shall be governed by the terms of the Indenture.

ARTICLE III.

Representations and Warranties of the Company

The Company hereby represents and warrants to the Holders as of the date hereof as follows (and such representations and warranties shall survive the Closing):

(a) On the date of this Agreement, the SEC Documents do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC Documents, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

(b) No order or decree asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(c) Each of the Company and its subsidiaries has been duly incorporated or formed and is an existing corporation, limited liability company, limited partnership or general partnership in good standing under the laws of its state of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the SEC Documents; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent the failure to so qualify or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, results of operations or, to the knowledge of the Company, prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement, the Indenture and the Notes (the “Operative Documents”), and has full power and authority to authorize, issue, sell and exchange the Notes as contemplated by this Agreement.

(d) Neither the Company nor any of its subsidiaries is (i) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, in each case except as could not reasonably be expected to have a Material Adverse Effect, or (ii) in violation of its respective charter or by-laws, operating agreement or other organizational document that governs the existence or administration of such entity.

(e) (i) As of the date hereof, subject to changes in the ordinary course of business or as described in the SEC Documents, the Company has the capitalization described in the SEC Documents, (ii) all of the issued shares of capital stock of the Company and its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and (iii) the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and material defects, other than those arising under the Company’s fourth amended and restated credit agreement, dated April 19, 2006 and as amended as of May 26, 2006, with Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as co-administrative agents and lenders, and the other financial institutions parties thereto as lenders.

(f) The Notes have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Holders in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). On the date of this Agreement, the Notes conform to the description thereof contained in the Registration Statement on Form S-4 (SEC File No. 333-135203) filed by the Company with the SEC on June 21, 2006 (such registration statement, including the related prospectus forming a part thereof, the “Form S-4”).

(g) The Exchange Securities (as defined in the Registration Rights Agreement) have been, or as of the Registered Exchange Offer (as defined in the Registration Rights Agreement) will have been, duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Exchange Securities by the Trustee, upon exchange for the Initial Securities (as defined in the Registration Rights Agreement), will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Exchange Securities will conform to the descriptions thereof contained in the Form S-4.

(h) The Indenture has been duly and validly authorized by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, assuming the accuracy of the Holders’ representations and warranties in Section 2 hereof and the Holders’ compliance with the agreements in Section 2 hereof, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), is required in connection with the offer, sale and exchange of the Notes contemplated hereby; and the Indenture conforms in all material respects to the requirements of the TIA, and the rules and regulations of the SEC applicable to an indenture which is qualified thereunder. On the date of this Agreement, the Indenture conforms to the description thereof in the Form S-4.

(i) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

(j) Except as disclosed in the SEC Documents, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Holder for a brokerage commission, finder’s fee or other like payment.

(k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents in connection with the issuance, sale and exchange of the Notes by the Company, except for (i) the order of the SEC declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) such as may be required under foreign or state securities laws, blue sky laws and related regulations, (iii) those that have been obtained or made on or prior to the Closing and (iv) those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially adversely affect the ability of the Company to perform its obligations under the Operative Documents.

(l) The execution, delivery and performance of the Operative Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or (iii) the charter or by-laws of the Company or any of its subsidiaries, except in the case of (i) and (ii), for such breaches, violations or defaults as could not reasonably be expected to have a Material Adverse Effect.

(m) Except as disclosed in the SEC Documents, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(n) Except as disclosed in the SEC Documents, each of the Company and its subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental agencies, bodies or courts, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(o) To the knowledge of the Company, no labor dispute with the employees of the Company and its subsidiaries, that could reasonably be expected to result in a Material Adverse Effect is imminent.

(p) The Company and its subsidiaries own or possess on reasonable terms, adequate trademarks, trade names and other rights to patents, copyrights and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(q) Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(r) Except as disclosed in the SEC Documents, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or their respective properties that, if determined adversely to the Company or its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents; and except as disclosed in the SEC Documents no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(s) The financial statements of the Company included in the SEC Documents present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements of the Company included in the Form S-4 provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The Company has prepared restated consolidated balance sheets as of December 31, 2004, 2003, 2002 and 2001, and a restated consolidated statement of changes in stockholders’ equity for each of the four years in the period ended December 31, 2004. PricewaterhouseCoopers LLP has audited the Company’s restated consolidated balance sheet as of December 31, 2004 and the restated consolidated statement of changes in stockholders’ equity for each of the two years in the period ended December 31, 2004 (collectively, the “Audited Restated Financial Statements”). The Company’s restated consolidated balance sheets and restated consolidated statements of changes in stockholders’ equity for periods prior to those included in the Audited Restated Financial Statements (collectively, the “Unaudited Restated Financial Statements”) were prepared by the Company on a basis consistent with the Audited Restated Financial Statements, and the selected financial data set forth under the captions “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” and “Selected Financial Data” in the Form S-4 and the other financial information derived from the Unaudited Restated Financial Statements that is included in the Form S-4 fairly present the information included therein.

(t) Except as disclosed in the SEC Documents, since the date of the most recent financial statements of the Company included in the SEC Documents, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or, to the knowledge of the Company, prospects of the Company and its subsidiaries, taken as a whole and, except as disclosed in the SEC Documents, there has been no dividend or distribution of any kind declared, paid or made by Company on any class of its capital stock.

(u) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(v) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering, sale and exchange of the Notes, will not be an “investment company” as defined in the Investment Company Act.

(w) PricewaterhouseCoopers LLP who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the SEC thereunder.

(x) Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is (i) subject to regulation under the Federal Power Act, as amended (“FPA”), other than as a power marketer or an “exempt wholesale generator” (“EWG”) with market-based rate authority, or as a “qualifying facility” (“QF”) under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.S.C. Section 796 et seq.) (“PURPA”), as contemplated by 18 C.F.R. Section 292.601(c), or (ii) with respect to each of the power generation projects in which any of the Company or its subsidiaries has an interest that is a QF, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

(y) Each of the Company’s subsidiaries providing retail electric service in the states of Illinois and Texas is authorized under applicable statutes and administrative rules to sell electricity on a retail basis, and such authority is not subject to any pending challenge, investigation, or proceeding. None of the Company’s subsidiaries providing retail electric service is subject to any rate cap or mitigation measure other than rate caps and mitigation measures generally applicable to similarly situated retail service providers selling in the geographic market where such subsidiary conducts its business.

(z) Except as disclosed in the SEC Documents, each of the power generation projects certified as a QF under PURPA in which the Company or its subsidiaries has an interest meets the requirements for certification as a QF as set out in PURPA and the regulations of the Federal Energy Regulatory Commission (“FERC”) promulgated thereunder, as amended from time to time.

(aa) Each of the Company and its subsidiaries that sells power at market-based rates outside of the Electric Reliability Council of Texas, Inc. (“ERCOT”) has a validly-issued order from the FERC authorizing it to engage in wholesale sales of electricity, ancillary services in certain markets and, to the extent permitted under its market-based rate tariff, other products and services at market-based rates. The FERC has not issued any orders limiting the ability of each such entity to engage in the wholesale sales of electricity at market-based prices, and had not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other products at wholesale in the geographic market where each such entity conducts its business.

(bb) Each of the Company’s subsidiaries participating in the ERCOT wholesale electric market has registered with the Public Utilities Commission of Texas (“PUCT”) as a power generation company, and has authority to sell power at wholesale at a market-based rate that is not subject to any rate cap or mitigation measure other than those generally applicable to similarly situated marketers or generators selling electricity in the ERCOT wholesale electric market.

(cc) There are no pending complaints filed with the FERC seeking abrogation or modification of a contract for the sale of power by the Company or any of its subsidiaries.

(dd) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(ee) The offer, sale and exchange of the Notes by the Company to the Holders in the manner contemplated by this Agreement (assuming that the representations and warranties of the Holders in Section 2 of this Agreement are true and correct and the Holders comply with the offer and sale procedures set forth in this Agreement) will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and Regulation D and Regulation S thereunder.

(ff) Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (it being understood that no representation is made with respect to any Holder or any Holder’s affiliates or any of their representatives) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Notes or any security of the same class or series as the Notes (other than the 8.375% Original Initial Securities (as defined in the Indenture)) or (ii) has offered or will offer or sell the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its respective affiliates and any person acting on its or their behalf (it being understood that no representation is made with respect to any Holder or any Holder’s affiliates or any of their representatives) have complied and will comply with the offering restrictions requirement of Regulation S and the sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(gg) Except for the Registration Rights Agreement, dated as of March 29, 2006, by and among the Company and the initial purchasers party thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any registration statement.

(hh) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance, sale or exchange of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ii) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(jj) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

(kk) Except for such matters as could not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA), has occurred with respect to any “pension plan” (as defined in ERISA), for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll) The Company has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency except where the same may be contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company has any knowledge of any tax deficiency in writing which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(mm) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(nn) The SEC Documents contain all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(oo) The statements set forth in the Form S-4 under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and interpretations of the staff of the SEC referred to therein, are accurate and fair summaries in all material respects.

ARTICLE IV.

Certain Agreements with the Holders

The Company agrees with the Holders that:

(a) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, and any of the Notes remain “restricted securities” within the meaning of the Securities Act, the Company will promptly furnish or cause to be furnished to the Holders and, upon request of any holders or prospective purchasers of the Notes, to such holders or prospective purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Company will pay the expenses of printing and distributing all such documents to the Holders and such holders and prospective purchasers.

(b) The Company will use its best efforts to (i) permit the Notes to be designated PORTAL market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

(c) During the period of two years after the Closing, the Company will not be, or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

ARTICLE V.

Miscellaneous Provisions

Section 5.1 Notices. Any notice provided for in or pursuant to this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) with return receipt requested, sent by reputable overnight courier service (charges prepaid) or sent by facsimile transmission with confirmation retained to the parties as follows:

If to the Company:

Dynegy Holdings Inc.

1000 Louisiana Street, Suite 5800

Houston, TX 77002

Fax: 713.507.6808

Attention: General Counsel

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002-5200

Fax: 713.236.0822

Attention: Julien R. Smythe

If to the Holders:

RCP Debt, LLC

c/o Reservoir Capital Group, L.L.C.

650 Madison Avenue

26th Floor

New York, NY 10022

United States of America

Fax: 212.610.9001

Attention: Craig Huff

RCMF Debt, LLC

c/oReservoir Capital Group, L.L.C.

650 Madison Avenue

26th Floor

New York, NY 10022

United States of America

Fax: 212.610.9001

Attention: Craig Huff

With a copy to (which shall not constitute notice):

Hogan & Hartson L.L.P.

555 13th Street, N.W.

Washington, D.C. 20004-1109

Fax No.: 202.637.5910

Attention: Robert B. Pender, Jr.

Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested, one business day after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day and upon receipt of confirmation if sent by facsimile transmission.

Section 5.2 Entire Agreement. This Agreement, the exhibits hereto and the other documents and agreements executed in connection with this Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 5.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.5 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without regard to the conflicts of laws principles thereof.

Section 5.6 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any of such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 5.7 Waiver; Consent. This Agreement may not be amended, terminated, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof, shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 5.8 Further Assurances. The Holders and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as any party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 5.9 Expenses of Exchange. The Holders and the Company shall each bear their own direct and indirect expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 5.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 5.12 Second Supplemental Indenture. For purposes of the Second Supplemental Indenture, (i) the Notes constitute “8.375% Additional Securities” and, being issued in a transaction exempt from the registration requirements of the Securities Act, “8.375% Initial Securities” and “Transfer Restricted Securities”, in each case as defined therein; and (ii)

with respect to the Notes, this Agreement constitutes the “Purchase Agreement”, the Holders constitute the “Initial Purchasers” and the Registration Rights Agreement constitutes the “Registration Rights Agreement” referred to therein.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

RCP DEBT, LLC

By:	/s/ Craig Huff
Name:	Craig Huff
Title:	President

RCMF DEBT, LLC

By:	/s/ Craig Huff
Name:	Craig Huff
Title:	President

DYNEGY HOLDINGS INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Senior Vice President and Treasurer

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